Exhibit 10.1

NON-REDEMPTION AGREEMENT AND ASSIGNMENT OF ECONOMIC INTEREST

This Non-Redemption Agreement and Assignment of Economic Interest (this “Agreement”) is entered as of October 27, 2023 by and among Cactus Acquisition Corp. 1 Limited, a Cayman Islands exempted company (“Cactus”), Cactus Healthcare Management LP, a Delaware limited partnership (the “Sponsor”), and the undersigned investor (the “Investor”).

RECITALS

WHEREAS, the Sponsor currently holds Cactus Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), which were initially purchased as Cactus Class B ordinary shares, par value $0.0001 per share, in a private placement prior to Cactus’ initial public offering, and were converted into Class A ordinary shares on October 24, 2023 (the “Founder Shares”);

WHEREAS, Cactus expects to hold an extraordinary general meeting of shareholders on November 2, 2023 (the “Meeting”) for the purpose of approving, among other proposals, an amendment to Cactus’ Amended and Restated Memorandum and Articles of Association, as amended to date (the “Articles”) to extend the date by which Cactus must consummate an initial business combination (the “Initial Business Combination”) by twelve additional months (the “Second Extension Amendment”) until November 2, 2024 (the “Second Extension”);

WHEREAS, in connection with the Second Extension, Cactus intends to announce that if the Second Extension is approved at the Meeting and the Second Extension is implemented, the Sponsor will deposit into the trust account into which the proceeds of Cactus’ initial public offering were deposited (the “Trust Account”) as a loan (a “Contribution”, and the Sponsor or its designee making such Contribution, a “Contributor”), on the 15th day of each calendar month, for up to twelve months, from November 2023 through (and including) October 2024 (unless Sponsor determines, at its sole discretion. to cease making Contributions earlier), the lesser of (x) $20,000 and (y) $0.01 per Public Share (as defined in the next paragraph) multiplied by the number of Public Shares outstanding on such applicable date (each date on which a Contribution is to be deposited into the Company’s trust account, a “Contribution Date”), for a maximum aggregate Contribution of $240,000;

WHEREAS, the Articles provide that a shareholder of Cactus may redeem its Class A ordinary shares initially sold as part of the units in Cactus’ initial public offering (whether they were purchased in Cactus’ initial public offering or thereafter in the open market) (the “Public Shares” and together with the Founder Shares, the “Ordinary Shares”) in connection with the Second Extension Amendment, on the terms set forth in the Articles (“Redemption Rights”); and

WHEREAS, subject to the terms and conditions of this Agreement, the Sponsor desires to transfer to Investor, and Investor desires to acquire from the Sponsor, that number of Founder Shares set forth opposite such Investor’s name on Exhibit A (the “Assigned Securities”), to be transferred to Investor in connection with Cactus’ completion of its Initial Business Combination, and, prior to the transfer of the Assigned Securities to Investor, the Sponsor desires to assign the economic benefits of the Assigned Securities to Investor.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor, the Sponsor and Cactus hereby agree as follows:

1.	Terms of Transfer.

1.1.	Upon the terms and subject to the conditions of this Agreement, if (a) as of 5:30 PM, New York time, on the date of the Meeting, Investor holds the Investor Shares (as defined below), (b) Investor does not exercise (or exercised and validly rescinds) its Redemption Rights with respect to such Investor Shares in connection with the Meeting, and (c) the Second Extension is approved at the Meeting and Cactus meets the continued or initial listing requirements to be listed on the Nasdaq Global Market following the Meeting (subject to any compliance periods to which it is entitled under the listing rules of the Nasdaq Global Market in order to regain compliance with those rules), then the Sponsor hereby agrees to assign to Investor for no additional consideration the Assigned Securities set forth on Exhibit A, and the Sponsor further agrees to assign to Investor the Economic Interest (as defined below) associated with the Assigned Securities that the Sponsor has agreed to assign to Investor. “Investor Shares” shall mean an amount of the Public Shares equal to the lesser of (i) [*] Public Shares, and (ii) 9.9% of the Ordinary Shares that will remain outstanding following the Meeting, including Public Shares that are not to be redeemed (including those Public Shares subject to non-redemption agreements with other Cactus shareholders similar to this Agreement prior to, on or about the date of the Meeting). The Sponsor and Cactus agree to provide Investor with the final number of Investor Shares subject to this Agreement no later than 9:30 a.m. Eastern time on the first business day following the date of the Meeting (and in all cases a sufficient amount of time to allow the Investor to reverse any exercise of Redemption Rights with regard to any Investor Shares), provided, that such amount shall not exceed [*] Public Shares. The initial relationship between the number of Founder Shares constituting the Assigned Securities, and the number of Investor Shares, shall be one Founder Share for each 10 Investor Shares. That ratio shall be subject to adjustment as described in Section 1.3.1 below.

1.2.	The Sponsor and Investor hereby agree that the assignment of the Assigned Securities shall be subject to the conditions that (i) the Initial Business Combination is consummated; and (ii) Investor (or its Permitted Transferees (as such term is described in that certain Letter Agreement, dated October 28, 2021, by and among Cactus, the Sponsor, and the other persons party thereto (as it exists on the date hereof, the “Letter Agreement”)) executes the Joinder (as defined in Section 1.8).

Upon the satisfaction of the foregoing conditions, as applicable, the Sponsor shall promptly transfer (and no later than two (2) business days following the closing of the Initial Business Combination) the Assigned Securities to Investor (or its Permitted Transferees) free and clear of any liens or other encumbrances, other than pursuant to the Letter Agreement, and restrictions on transfer imposed by the securities laws. The Sponsor and Cactus covenant and agree to facilitate such transfer to Investor (or its Permitted Transferees) in accordance with the foregoing.

1.3.	Adjustment to Share Amounts.

1.3.1	If. in connection with the Meeting and the Second Extension, a larger than expected number of Public Shares are not redeemed and remain outstanding following the Meeting (beyond the target number of 2,000,000 Public Shares that the Sponsor expects will not be redeemed in connection with the Second Extension (such target number of Public Shares, the “Target Non-Redeemed Public Shares Amount”)), and, as a result, the proportionate amount of each Contribution to the Trust Account is less than $0.01 per month per Public Share, the Investor shall be entitled to receive an increased number of Assigned Securities, in order to compensate the Investor for the reduced cash Contribution amount to which each Investor Share would be entitled upon redemption and/or liquidation of the Trust Account. For each $0.001 reduction (rounded up to the nearest $0.001) from a $0.01 monthly cash Contribution amount per Public Share, the number of Assigned Securities shall be increased by an additional 0.00375 Founder Shares for every Public Share not redeemed that is in excess of the Target Non-Redeemed Public Shares Amount.

1.3.2	If at any time the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, subdivision or reclassification of the Ordinary Shares of Cactus or other similar event, then, as of the effective date of such consolidation, combination, subdivision, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in the Ordinary Shares of Cactus.

1.4.	Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving Cactus in which its Ordinary Shares are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of ordinary shares of Cactus, the Sponsor shall transfer, with respect to each Founder Share to be transferred hereunder, upon the Sponsor’s receipt thereof, the kind and amount of securities, cash or other property into which such Assigned Securities converted or exchanged.

1.5.	Forfeitures, Transfers, etc. Except as otherwise set forth in Section 6 of the Letter Agreement effective as of the date of this Agreement, Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges or earn-outs for any reason on the Assigned Securities. Investor acknowledges that, pursuant to the limited partnership agreement of the Sponsor (as it exists on the date hereof, the “Sponsor Partnership Agreement”), prior to, or at the time of, the Initial Business Combination, the managers of the Sponsor have the authority to cause the Sponsor to subject the Founder Shares to earn-outs, forfeitures, transfers or other restrictions, or amend the terms under which the Founder Shares were issued or any restrictions or other provisions relating to the Founder Shares set forth in the instruments establishing the same (including voting in favor of any such amendment) or enter into any other arrangements with respect to the Founder Shares, and that the managers are authorized to effectuate such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements, including arrangements relating to the relaxation or early release of restrictions, in such amounts and pursuant to such terms as they determine in their sole and absolute discretion for any reason. Sponsor acknowledges and agrees that any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements shall apply only to the Founder Shares other than the Assigned Securities and the terms and conditions applicable to the Assigned Securities shall not be changed as a result of any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements.

1.6.	Delivery of Shares; Other Documents. At the time of the transfer of Assigned Securities hereunder, the Sponsor shall deliver the Assigned Securities to Investor by transfer of book-entry shares effected through Cactus’ transfer agent. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.7.	Assignment of Registration Rights. Concurrent with the transfer of Assigned Securities to Investor under this Agreement, the Sponsor hereby assigns all of its rights, duties and obligations to Investor with respect to the Assigned Securities under that certain Registration Rights Agreement, dated as of November 2, 2021, by and among Cactus and the Sponsor (as it exists on the date of the Agreement, the “Registration Rights Agreement”), and hereby represents and confirms to Investor that, upon Investor’s receipt of the Assigned Securities, (i) Investor shall be a “Holder” under the Registration Rights Agreement and (ii) the Assigned Securities shall be “Registrable Securities” under the Registration Rights Agreement. This Agreement constitutes the Sponsor’s written notice to Cactus of such assignment in accordance with the Registration Rights Agreement (if required). Investor and Cactus shall execute the Joinder (as defined in Section 1.8), pursuant to which, Investor will be bound by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Assigned Securities (upon acquisition thereof) as “Registrable Securities” thereunder.

1.8.	Joinder to Letter Agreement. In connection with the transfer of the Assigned Securities to Investor, Investor shall execute a joinder to the Letter Agreement and the Registration Rights Agreement in substantially the form attached here to as Exhibit B (the “Joinder”) pursuant to which Investor shall agree with Cactus to be bound solely by Section 6 of the Letter Agreement solely with respect to the Assigned Securities and by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Assigned Securities (upon acquisition thereof) as “Registrable Securities” thereunder. Notwithstanding anything in this Agreement or the Joinder to the contrary, Investor shall be released with respect to the Assigned Securities from any transfer or lock-up restrictions under the Letter Agreement or the Registrations Rights Agreement to the same extent any other Holder is released from such restrictions with respect to its remaining Founder Shares.

1.9.	Termination. This Agreement and each of the obligations of the undersigned shall terminate on earlier of (a) the failure of Cactus’ shareholders to approve the Second Extension at the Meeting, (b) the fulfillment of all obligations of parties hereto, (c) the liquidation or dissolution of Cactus, (d) the mutual written agreement of the parties hereto; or (e) if Investor exercises its Redemption Rights with respect to any Investor Shares in connection with the Meeting and such Investors Shares are actually redeemed in connection with the Meeting. Notwithstanding any provision in this Agreement to the contrary, the Sponsor’s obligation to transfer the Assigned Securities to Investor shall be conditioned on (i) the satisfaction of the conditions set forth in Section 1.2 and (ii) such Investor Shares not being redeemed in connection with the Meeting.

2.	Assignment of Economic Interest.

2.1.	Upon satisfaction of the conditions set forth in Section 1.1, the Sponsor hereby assigns to Investor all of its economic right, title and interest in and to that number of Assigned Securities set forth on Exhibit A (the “Economic Interest”), subject to adjustment as set forth in Section 2.2. The Economic Interest represents the Sponsor’s right to receive dividends and other distributions made by Cactus pursuant to the Sponsor Partnership Agreement allocated to that number of Assigned Securities set forth on Exhibit A represented by the Founder Shares held directly by the Sponsor.

2.2.	If at any time the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, split or reclassification or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, the number of shares underlying the Economic Interest shall be adjusted in proportion to such increase or decrease in outstanding Founder Shares. The foregoing shall not apply to a reclassification of the share capital of Cactus, in each case in connection with the closing of the Initial Business Combination.

2.3.	Investor acknowledges and agrees that it has no right to vote on matters of the Sponsor as a result of the Assigned Securities or Economic Interest, or to vote with respect to any Assigned Securities, and it has no right to vote Assigned Securities prior to transfer of any such shares to Investor pursuant to this Agreement.

2.4.	Investor acknowledges and agrees that if it has a right pursuant to its Economic Interest to receive any dividends or other distributions paid in Ordinary Shares or other non-cash property, the Sponsor shall transfer all of its right, title and interest in such dividends or distributions concurrently with the transfer of the Assigned Securities to such Investor pursuant to Section 1.

2.5.	If the conditions to the transfer of the Founder Shares in Section 1 are not satisfied with respect to any Founder Shares, then Investor shall automatically assign its Economic Interests in such Founder Shares back to the Sponsor, for no consideration.

3.	Representations and Warranties of Investor. Investor represents and warrants to, and agrees with, the Sponsor that:

3.1.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Assigned Securities.

3.2.	Accredited Investor. At the time such Investor was offered the Assigned Securities, it was and, as of the date hereof, such Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

3.3.	No General Solicitation. Such Investor did not learn of the investment in the Assigned Securities as a result of any general solicitation or general advertising.

3.4.	Intent. Investor is acquiring the Assigned Securities solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Investor has no present arrangement to sell Assigned Securities to or through any person or entity except as may be permitted hereunder.

3.5.	Restrictions on Transfer; Trust Account; Redemption Rights.

3.5.1.	Investor acknowledges and agrees that, prior to their transfer hereunder, the Assigned Securities are, and following any transfer to Investor may continue to be, subject to the transfer restrictions as set forth in sections 6 and 12 of the Letter Agreement.

3.5.2.	Investor acknowledges and agrees that the Assigned Securities are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the Trust Account or distributed as a result of any liquidation of the Trust Account.

3.5.3.	Investor agrees, solely for the benefit of and, notwithstanding anything else herein, enforceable only by Cactus, to waive any right that it may have to elect to have Cactus redeem any Investor Shares in connection with the Second Extension and agrees not to redeem or otherwise exercise any right to redeem, the Investor Shares in connection with the Second Extension and to reverse and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Second Extension. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability to trade or redeem any Public Shares (other than the Investor Shares) or to trade or redeem any Investor Shares at any time after the date of the Meeting.

3.5.4.	Investor acknowledges and understands the Assigned Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer Assigned Securities, such Assigned Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Investor agrees that, if any transfer of the Assigned Securities or any interest therein is proposed to be made (other than pursuant to an effective registration statement or Rule 144 under the Securities Act), as a condition precedent to any such transfer, Investor may be required to deliver to Cactus an opinion of counsel satisfactory to Cactus that registration is not required with respect to the Assigned Securities to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Assigned Securities.

3.6.	Sophisticated Investor. Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Assigned Securities.

3.7.	Risk of Loss. Investor is aware that an investment in the Assigned Securities is highly speculative and subject to substantial risks. Investor is cognizant of and understands the risks related to the acquisition of the Assigned Securities, including those restrictions described or provided for in this Agreement, the Sponsor Partnership Agreement and the Letter Agreement pertaining to transferability. Investor is able to bear the economic risk of its investment in the Assigned Securities for an indefinite period of time and able to sustain a complete loss of such investment.

3.8.	Independent Investigation. Investor has relied upon an independent investigation of Cactus and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Sponsor or any representatives or agents of the Sponsor, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of Cactus and has had an opportunity to ask questions of, and receive answers from Cactus’ management concerning Cactus and the terms and conditions of the proposed sale of the Assigned Securities and has had full access to such other information concerning Cactus as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

3.9.	Disclosure of Information. Investor or its advisor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Assigned Securities, and has conducted and completed its own independent due diligence. Such Investor acknowledges receipt of copies of Cactus’ SEC filings that are available on the Edgar System. Based on the information such Investor or its advisor has deemed appropriate, and without reliance on Cactus, Sponsor or its advisor, has independently made its own analysis and decision to enter into this Agreement. Such Investor or its advisor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate), including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

3.10.	Organization and Authority. If any entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Assigned Securities, enter into this Agreement and perform all the obligations required to be performed by Investor hereunder.

3.11.	Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Assigned Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Assigned Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Assigned Securities. Investor’s subscription and payment for and continued beneficial ownership of the Assigned Securities will not violate any applicable securities or other laws of Investor’s jurisdiction.

3.12.	Authority. This Agreement has been validly authorized, executed and delivered by Investor and (assuming due authorization, execution and delivery by the Sponsor and Cactus) is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.13.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby will not (i) result in a violation of the Investor’s organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

3.14.	No Intent to Effect a Change of Control; Ownership. Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Securities Exchange Act of 1934 Act, as amended (the “Exchange Act”), and under the rules of Nasdaq.

3.15.	No Advice from Sponsor. Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the Letter Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor or Cactus explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor, Cactus or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, the Sponsor, Cactus, the Assigned Securities, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.16.	Reliance on Representations and Warranties. Investor understands that the Assigned Securities are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Sponsor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

3.17.	No General Solicitation. Investor is not subscribing for Assigned Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.18.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Investor in connection with the acquisition of the Assigned Securities nor is Investor entitled to or will accept any such fee or commission.

4.	Representations and Warranties of Sponsor. The Sponsor represents and warrants to, and agrees with, the Investor that:

4.1.	Power and Authority. The Sponsor is a limited partnership duly formed and validly existing and in good standing as a limited partnership under the laws of Delaware and possesses all requisite limited partnership power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder, including the assignment, sale and transfer the Assigned Securities and the assignment of the Economic Interest.

4.2.	Authority. All corporate action on the part of the Sponsor and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by Investor) constitutes the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3.	Title to Securities. The Sponsor is the record and beneficial owner of, and has good and marketable title to, the Assigned Securities and will, immediately prior to the transfer of the Assigned Securities to Investor, be the record and beneficial owner of the Assigned Securities, in each case, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally and applicable securities laws). The Assigned Securities to be transferred, when transferred to Investor as provided herein, will be free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally, under the Letter Agreement and applicable securities laws). The Assigned Securities are duly authorized, validly issued, fully paid and non-assessable.

4.4.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Sponsor’s certificate of formation or the Sponsor Partnership Agreement, (ii) any agreement or instrument to which the Sponsor is a party or by which it is bound (including the Letter Agreement and the Sponsor Partnership Agreement) or (iii) any law, statute, rule or regulation to which the Sponsor is subject or any order, judgment or decree to which the Sponsor is subject. The Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement, including the transfer the Assigned Securities and the assignment of the Economic Interest in accordance with the terms hereof.

4.5.	No General Solicitation. The Sponsor has not offered the Assigned Securities by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.6.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Sponsor in connection with the sale of the Assigned Securities nor is the Sponsor entitled to or will accept any such fee or commission.

4.7.	Transfer Restrictions. Until termination of this Agreement, the Sponsor shall not transfer any of its Founder Shares representing the economic benefit of the Assigned Securities.

4.8.	Reliance on Representations and Warranties. The Sponsor understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement.

4.9.	No Pending Actions. There is no action pending against the Sponsor or Cactus or, to the Sponsor’s or Cactus’s knowledge, threatened against the Sponsor or Cactus, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor or Cactus of its obligations under this Agreement.

5.	Trust Account. Until the earlier of (a) the consummation of Cactus’ initial business combination; (b) the liquidation of the Trust Account; and (c) 24 months (or, if the Second Extension is approved, 36 months) from consummation of Cactus’ initial public offering or such later time as the shareholders of Cactus may approve in accordance with the Articles, and to the extent consistent with its status as a company that is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), Cactus will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting the conditions or paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. Cactus further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Public Shares, including, but not limited to, in connection with a liquidation of Cactus if it does not effect a business combination prior to its termination date.

6.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

7.	Assignment; Entire Agreement; Amendment.

7.1.	Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by any of Cactus, the Sponsor or Investor to any person shall require the prior written consent of the other party; provided, that no such consent shall be required for any such assignment by Investor to one or more affiliates thereof.

7.2.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

7.3.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

7.4.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

9.	Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.	Survival; Severability

10.1.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

10.2.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.	Disclosure; Waiver. As soon as practicable, but in no event later than 9:30 a.m., New York City time, on the business day after the date of this Agreement (such date and time, the “Disclosure Time”), Cactus will issue one or more press releases or file a Current Report on Form 8-K under the Exchange Act reporting the material terms of this Agreement and any other material, nonpublic information that Cactus, Sponsor, or any of their respective officers, directors, employees or representatives has provided to Investor at any time prior to the Disclosure Time. Cactus shall make sure disclosures to ensure that, as of the Disclosure Time, Investor shall not be in possession of any material nonpublic information received from Cactus, Sponsor, or any of their respective officers, directors, employees or representatives. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. Cactus agrees that the name of the investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. Investor (i) acknowledges that the Sponsor may possess or have access to material non-public information which has not been communicated to the Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Sponsor or any of Cactus’ officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential business combination involving Cactus, including without limitation, any claims arising under Rule 10b-5 of the Exchange Act; and (iii) is aware that the Sponsor is relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in this Section 12, in connection with the transactions contemplated by this Agreement.

13.	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor and the Sponsor as, and the Sponsor acknowledges that Investor and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that Investor and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

14.	Most Favored Nation. In the event the Sponsor or Cactus has entered or enters into one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting (each, an “Other Agreement”, and the party thereto, an “Other Investor”), the Sponsor and Cactus represent and covenant that the terms of such other agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investor. For the avoidance of doubt, the Sponsor and Cactus acknowledge and agree that a ratio of Investor Shares to Assigned Securities in any such Other Agreement that is more favorable to such Other Investor than such ratio in this Agreement is to Investor would be materially more favorable to such Other Investor. In the event that another investor is afforded any such more favorable terms than the Investor, the Sponsor shall promptly inform the Investor of such more favorable terms in writing, and the Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

[__________________]

By:
Name:
Title:

COMPANY:

CACTUS ACQUISITION CORP. 1 LIMITED

By:
Name:	Ofer Gonen
Title:	Chief Executive Officer and Director

SPONSOR:

CACTUS HEALTHCARE MANAGEMENT L.P.

By: Cactus Healthcare Management LLC,
its sole General Partner

By:
Name:	Stephen T. Wills
Title:	Secretary

[Signature Page to Non-Redemption Agreement]

Exhibit A

Investor	Assigned Securities / Economic Interest Assigned	Number of Public Shares to be Held as Investor Shares
Address:	[*] Founder Shares	[*] Class A Ordinary Shares
SSN/EIN:

A-1

EXHIBIT B

FORM OF JOINDER

TO

LETTER AGREEMENT

AND

REGISTRATION RIGHTS AGREEMENT

October 29, 2023

Reference is made to that certain Non-Redemption Agreement and Assignment of Economic Interest, dated as of October 29, 2023 (the “Agreement”), by and among [*] (“Investor”), Cactus Acquisition Corp. 1 Limited (the “Company”) and Cactus Healthcare Management L.P. (the “Sponsor”), pursuant to which Investor acquired securities of the Company from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date first set forth above, that Investor (i) shall become a party to that certain Letter Agreement, dated October 28, 2021, by and among the Company, the Sponsor and other persons party thereto (as it exists on the date of the Agreement, the “Letter Agreement”), solely with respect to Section 6 of the Letter Agreement, and shall be bound by, and shall be subject to the restrictions set forth under, the terms and provisions of such section of the Letter Agreement as an Insider (as defined therein) solely with respect to its Assigned Securities, provided, however, that the Investor shall be permitted to transfer its Assigned Securities to its affiliates and as permitted by the Letter Agreement; and (ii) shall become a party to that certain Registration Rights Agreement, dated as of November 2, 2021, by and among the Company, the Sponsor and the other persons party thereto (as it exists on the date of the Agreement, the “Registration Rights Agreement”), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Assigned Securities (together with any other equity security of the Company issued or issuable with respect to any such Assigned Securities by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Letter Agreement (to the extent applicable to Investor) and the Registration Rights Agreement is between the Company and Investor, solely, and not between and among Investor and the other shareholders of the Company signatory thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

INVESTOR:

[_________________]

By:
Name:
Title:

B-1

ACKNOWLEDGED AND AGREED:

CACTUS ACQUISITION CORP. 1 LIMITED

By:
	Name:	Ofer Gonen
	Title:	Chief Executive Officer and Director

B-2